EXHIBIT 99.1

SciQuest Reports Fourth Quarter 2003 Results

SciQuest closed $7.1 million in New Contract Bookings and delivered record EPS and lowest cash outlay

Solid quarter-end cash and investment position of over $19 million

RESEARCH TRIANGLE PARK, N.C., February 5, 2004 – SciQuest, Inc. (NASDAQ: SQST) today reported a net loss from continuing operations on a GAAP basis of $3.1 million, or ($0.84) per share.

“SciQuest has just recorded its best financial results in the history of the company and the momentum continues to grow,” said Stephen J. Wiehe, president and CEO at SciQuest. “SciQuest secured $7.1 million in new contract bookings, and our market reach continues to expand with six of the top 15 pharmaceutical and biotechnology companies managing their organizational spend through SciQuest solutions.”

Fourth Quarter Results

Revenues from continuing operations in the fourth quarter of 2003 consisted of $1.6 million from licenses and other professional services, which is up from $1.5 million in the third quarter of 2003 and equal to the $1.6 million of revenues in the fourth quarter of 2002.

Gross profit in the fourth quarter of 2003 was $629,000 compared to $322,000 in the third quarter of 2003 and ($180,000) in the fourth quarter of 2002.

In the fourth quarter of 2003, operating expenses were $3.9 million, up slightly from $3.8 million in the third quarter of 2003 and down from $8.6 million in the fourth quarter of 2002. The decreases in 2003 reflected continuing efforts to control and reallocate resources throughout the organization. Operating expenses in the fourth and third quarters of 2003 and the fourth quarter of 2002 include restructuring charges of $112,000, $140,000 and $2,900,000, respectively.

In the fourth quarter of 2003, the net loss on a GAAP basis was $3.1 million, or ($0.84) per share. In the third quarter of 2003, the net loss was $3.4 million, or ($0.90) per share. In the fourth quarter of 2002, the net loss was $8.8 million, or ($2.22) per share.

Full Year Results

For the full year of 2003, SciQuest reported revenues from license fees and professional services of $6.6 million, compared to revenues of $6.5 million for the same period in 2002.

The Company’s net loss for the full year of 2003 was $16.6 million, or ($4.35) per share. In 2002, SciQuest reported a net loss of $70.8 million, or ($18.03) per share. In 2002, SciQuest adopted Financial Accounting Standard 142 as of January 1, 2002, and recorded a charge of $38.3 million ($9.74 per share) representing the cumulative effect of the accounting change for the impairment of goodwill.

Cash and investments at December 31, 2003 equaled $19.3 million.

During the fourth quarter of 2003, customer contracts signed (i.e. new contract bookings) was equal to $7.1 million.

This release contains references to new contract bookings, which is a non-GAAP financial measure. SciQuest management believes that the disclosure of new contract bookings provides investors with greater insight to its operating results, including the immediate results of SciQuest’s sales efforts, and greater insight into future revenue streams that are expected to result from these contracts. SciQuest management uses new contract bookings internally to measure and analyze sales performance and to forecast future revenues. This release contains a reconciliation of new contract bookings to the GAAP revenue that is expected to be recognized from these contracts under the caption “Reconciliation of New Contract Bookings to Generally Accepted Accounting Principles (GAAP) Revenue (Unaudited).”

Highlights since September 30, 2003:

•	Secured new client relationships with Schering-Plough, Amgen, Roche, Aventis and Array Biopharma. These engagements range from 5 to 8 years in length, contributing to the strength of our recurring revenue stream.

•	Extended and expanded relationships with a number of higher education and life sciences customers, which include additional commitments from Notre Dame, Indiana University, University of Nottingham, University of Edinburgh, GlaxoSmithKline, Biogen Idec and Pfizer.

•	Launched University of Pennsylvania, a customer since Q3 2003, with over 75 preferred suppliers representing approximately 68% of the University’s purchase order transactions – all within 120 days.

•	Launched two new materials management modules — Chemical Manager and Supplies Manager.

•	Ranked 230 in North America’s Fastest-Growing Technology Companies in Deloitte & Touche Technology Fast 500 Program.

SciQuest will host a conference call to discuss the fourth quarter 2003 results and future outlook at 10:00 a.m. ET on February 5, 2004. The conference call will be available live via web cast on SciQuest’s web site at www.sciquest.com, in the Investor Relations section. The call will also be available via telephone at 1-888-639-6218 for domestic callers and +1-334-420-2502 for international callers (no passcode required). The dial-in number for the replay will be 1-866-219-1444 for domestic callers and +1-334-420-0862 for international callers (Passcode is 3971934). The telephone replay will be available until midnight ET on Thursday, February 19, 2004.

About SciQuest

SciQuest’s on-demand solutions integrate organizations with their suppliers to enable comprehensive spend management for the life sciences and higher education markets.

SciQuest’s complete suite of modular applications helps to automate the source-to-settle process. When used with the SciQuest Supplier Network, these solutions reduce redundant tasks and maintain data integrity throughout the cycle of finding, acquiring and managing goods to increase efficiency, reduce cost and provide total spend visibility.

Many of the world’s leading pharmaceutical, biotechnology, chemical and academic organizations rely on SciQuest solutions such as Biogen Idec, GlaxoSmithKline, Pfizer, Roche, Schering-Plough, Arizona State University, Indiana University, University of Michigan and University of Pennsylvania. SciQuest is headquartered in Research Triangle Park, NC. For more information about SciQuest, please visit www.sciquest.com or call +1-919-659-2100.

Statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties, including all statements regarding the Company’s momentum and recurring revenue stream. For such statements, the Company claims the protection of the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995. The potential risks and uncertainties associated with these forward-looking statements could cause actual results to differ materially from those presented herein, and the reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the forward-looking statements are discussed in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2003, filed with the Securities and Exchange Commission, under the caption “Factors That May Affect Future Results”, and include the risk that forecasting future performance may be difficult, that the Company may not experience revenue growth and that the Company may not achieve profitability.

SciQuest and SelectSite are registered trademarks of SciQuest, Inc. LifeCycle and HigherMarkets are trademarks of SciQuest, Inc.

Contacts:
Media Relations:	Investor Relations:
Kristi Lee	Suzanne Miglucci
919-659-2406	919-659-2148
klee@sciquest.com	smiglucci@sciquest.com

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SciQuest

Condensed Statements of Operations (Unaudited)

	Quarter Ended 12/31/03	Quarter Ended 9/30/03	Quarter Ended 12/31/02
Revenues:
License fees and other professional services	$1,624,182	$1,491,428	$1,591,538

Cost of revenues:
Cost of license fees and other professional services	402,956	545,927	608,347
Amortization of acquired and capitalized software costs related to license fees	592,569	623,152	1,163,380

Total cost of revenues	995,525	1,169,079	1,771,727

Gross profit (loss)	628,657	322,349	(180,189)

Operating expenses:
Development.	1,207,531	1,146,994	1,477,284
Non-cash stock-based employee compensation	—	—	68,912

Total development expenses	1,207,531	1,146,994	1,546,196

Sales and marketing.	1,179,486	1,003,774	1,425,018
Non-cash stock-based employee comp. and customer acquisition	(6,066)	6,215	(5,683)

Total sales and marketing expenses	1,173,420	1,009,989	1,419,335

General and administrative	1,369,241	1,477,135	2,743,658
Non-cash stock-based employee comp. and amortization of intangibles	18,285	18,285	30,712

Total general and administrative expenses	1,387,526	1,495,420	2,774,370

Restructuring	112,000	140,000	2,900,000

Total operating expenses	3,880,477	3,792,403	8,639,901

Operating loss	(3,251,820)	(3,470,054)	(8,820,090)

Other income (expense):
Interest income	102,457	108,529	226,256
Interest expense	(18,320)	(19,935)	(44,964)
Other, net	22,331	(8,760)	(13,496)

Total other income (expense), net	106,468	79,834	167,796

Loss from continuing operations	(3,145,352)	(3,390,220)	(8,652,294)
Loss from discontinued operations	—	—	(155,757)

Net loss	$(3,145,352)	$(3,390,220)	$(8,808,051)

Net loss per common share—basic and diluted:
Loss from continuing operations	$(0.84)	$(0.90)	$(2.18)
Loss from discontinued operations	—	—	(0.04)

Net loss per share-basic and diluted	$(0.84)	$(0.90)	$(2.22)

Weighted-average common shares outstanding—basic and diluted	3,744,369	3,750,156	3,966,251

SciQuest

Condensed Statements of Operations (Unaudited)

	Twelve Months Ended 12/31/03	Twelve Months Ended 12/31/02
Revenues:
License fees and other professional services	$6,633,596	$6,520,953

Cost of revenues:
Cost of license fees and other professional services	2,462,956	2,785,177
Amortization of acquired and capitalized software costs related to license fees	3,022,463	4,457,879

Total cost of revenues	5,485,419	7,243,056

Gross profit (loss)	1,148,177	(722,103)

Operating expenses:
Development.	4,815,846	7,425,688
Non-cash stock-based employee compensation	63,531	279,711

Total development expenses	4,879,377	7,705,399

Sales and marketing.	4,391,882	4,663,541
Non-cash stock-based employee comp. and customer acquisition	6,134	(332,560)

Total sales and marketing expenses	4,398,016	4,330,981

General and administrative	7,070,865	8,472,131
Non-cash stock-based employee comp. and amortization of intangibles	88,863	1,921,390

Total general and administrative expenses	7,159,728	10,393,521

Restructuring	1,282,000	2,900,000
Impairment of intangible assets	—	7,155,914

Total operating expenses	17,719,121	32,485,815

Operating loss	(16,570,944)	(33,207,918)

Other income (expense):
Interest income	504,837	1,068,799
Interest expense	(84,446)	(116,518)
Other, net	8,454	(5,112)

Total other income (expense), net	428,845	947,169

Loss from continuing operations before cumulative effect of accounting change for impairment of goodwill	(16,142,099)	(32,260,749)
Loss from discontinued operations (including loss on disposal of $247,000 on May 31, 2003)	(448,177)	(269,541)
Cumulative effect of accounting change for impairment of goodwill	—	(38,257,357)

Net loss	$(16,590,276)	$(70,787,647)

Net loss per common share—basic and diluted:
From continuing operations before cumulative effect of accounting change	$(4.23)	$(8.22)
Loss from discontinued operations (including $0.06 from loss on disposal on May 31, 2003)	(0.12)	(0.07)
Cumulative effect of accounting change	—	(9.74)

Net loss per share-basic and diluted	$(4.35)	$(18.03)

Weighted-average common shares outstanding—basic and diluted	3,812,726	3,925,509

SciQuest

Condensed Balance Sheets

	December 31, 2003	December 31, 2002
	(Unaudited)
ASSETS
Current assets
Cash and short-term investments	$15,385,953	$21,901,411
Accounts receivable	1,172,263	2,293,902
Other current assets	2,907,267	2,837,131

Total current assets	19,465,483	27,032,444

Long-term investments	3,889,000	9,254,841
Property and equipment - net	1,403,496	2,734,113
Capitalized software and web site development - net	5,940,667	8,192,335
Other intangible assets - net	182,843	415,642
Other assets	999,953	209,961

Total assets	$31,881,442	$47,839,336

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$9,943,180	$8,753,930
Capital lease obligations and long-term debt	2,312,833	1,862,833

Total liabilities	12,256,013	10,616,763

Stockholders’ equity (3,746,819 and 4,019,643 common shares outstanding, net of treasury shares, as of December 31, 2003 and 2002, respectively)	19,625,429	37,222,573

Total liabilities and stockholders’ equity	$31,881,442	$47,839,336

SciQuest

Reconciliation of New Contract Bookings to Generally Accepted Accounting Principles (GAAP) Revenue (Unaudited)

New contract bookings refer to the total amount of revenue that is expected to be recognized from customer contracts executed during the applicable quarter. The revenue resulting from such contracts will be recognized over the life of the contract, as more specifically set forth below:

New contract bookings in the fourth quarter of 2003	$7,100,000

Fiscal year in which revenue from new contract bookings will be recognized per GAAP
2003	$200,000
2004	1,900,000
2005	1,800,000
2006	1,500,000
2007	1,000,000
2008	500,000
Thereafter	200,000

Total	$7,100,000